UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement. The description of the Amended and Restated Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.

Alliance Shared Services Agreement. On October 4, 2005, Global Companies LLC (“Global”), a wholly-owned subsidiary of Global Partners LP (the “Partnership”), entered into an Amended and Restated Services Agreement (the “Shared Services Agreement”) with Alliance Energy LLC, an affiliate of Global that is wholly owned by AE Holdings Corp., which is approximately 95% owned by members of the Slifka family (“Alliance”). Pursuant to the Shared Services Agreement, Global provides Alliance with certain accounting, treasury, legal, information technology, human resources and financial operations support for which Alliance pays Global an amount based upon the cost associated with provision of such services. The agreement extends through January 1, 2011.

Alliance and Global have entered into a letter agreement (the “Letter Agreement”) with respect to shared services for the calendar year 2010, pursuant to which Global will provide information technology infrastructure to Alliance for $106,000 for the year in addition to production and project support and routine information technology maintenance at a rate of $100.00 an hour. This hourly rate was scheduled to terminate on May 1, 2010, the date on which Global had agreed to hire two full-time employees dedicated to the Alliance information technology account. Alliance is required to reimburse Global for the salary and benefits of such employees. Global will provide any additional support services with in-house resources at the $100.00 per hour rate. However, Global may seek such additional support services from a third party, which costs shall be borne by Alliance. Global will also provide limited legal services to Alliance for $75,000 for the year and limited accounting, treasury, tax and human resources support for $15,000 for the year. To the extent there is a conflict between the terms of the Letter Agreement and the Shared Services Agreement, the terms of the Letter Agreement govern.

The Letter Agreement is filed hereto as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Global Petroleum Corp. Throughput Agreement. On October 5, 2005, Global and two affiliates, Global Petroleum Corp. and Global Montello Group Corp. entered into a Second Amended and Restated Terminal Storage Rental and Throughput Agreement with respect to a terminal located in Revere, Massachusetts.

On May 12, 2010, Global, Global Petroleum Corp. and Global Montello Group Corp. entered into a First Amendment to the Second Amended and Restated Terminal Storage Rental and Throughput Agreement to extend the term of the agreement through July 31, 2014.

The First Amendment to Second Amended and Restated Terminal Storage Rental and Throughput Agreement is filed hereto as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 14, 2010, the Partnership, its general partner, its operating company, its operating subsidiaries and GLP Finance Corp. entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which increased the Aggregate Commitments (as defined in the Credit Agreement) available under the Credit Agreement to $950.0 million from $850.0 million under the previous facility. The Credit Agreement will mature on May 14, 2014.

There are two facilities under the Credit Agreement:

•                  a working capital revolving credit facility to be used for working capital purposes and letters of credit in the principal amount equal to the lesser of a borrowing base and $800.0 million; and

•                  a $150.0 million revolving credit facility to be used for acquisitions and general corporate purposes.

In addition, the Credit Agreement has an accordion feature whereby the borrowers may request on the same terms and conditions of the then existing credit agreement, provided no Default (as defined in the Credit Agreement) then exists, an increase to the revolving credit facility, the working capital revolving credit facility, or both, by up to another $200.0 million, for a total credit facility of up to $1.15 billion. Any such request for an increase must be in a minimum amount of $5.0 million.

Availability under the working capital revolving credit facility is subject to a borrowing base which is redetermined from time to time and based on specific advance rates on eligible current assets. Under the Credit Agreement, borrowings cannot exceed the then current borrowing base. Availability under the borrowing base may be affected by events, such as changes in refined petroleum product prices, collection cycles, counterparty performance, advance rates and limits and general economic conditions.

Borrowings under the working capital revolving credit facility bear interest at (1) the Eurodollar rate plus 2.50% to 3.00%, (2) the cost of funds rate plus 2.50% to 3.00%, or (3) the base rate plus 1.50% to 2.00%, each depending on the pricing level provided in the Credit Agreement, which in turn depends upon the Utilization Amount (as defined in the Credit Agreement). Borrowings under the revolving credit facility bear interest at (1) the Eurodollar rate plus 3.00% to 3.25%, (2) the cost of funds rate plus 3.00% to 3.25%, or (3) the base rate plus 2.00% to 2.25%, each depending on the pricing level provided in the Credit Agreement, which in turn depends upon the Combined Senior Secured Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement provides for a letter of credit fee equal to the then applicable working capital interest rate for each letter of credit issued. In addition, a commitment fee is charged on the unused portion of each facility under the Credit Agreement equal to 0.50% per annum.

The Credit Agreement imposes financial covenants that require the borrowers to maintain certain minimum working capital amounts, capital expenditure limits, a minimum EBITDA, a minimum combined interest coverage ratio, a maximum senior secured leverage ratio and a maximum total leverage ratio. The Credit Agreement also contains a representation whereby there can be no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

The Credit Agreement limits distributions to unitholders to Available Cash (as defined in the Partnership Agreement of the Partnership).

Obligations under the Credit Agreement are secured by substantially all of the Partnership’s assets and the assets of its operating company and operating subsidiaries.

The lending group under the Credit Agreement includes the following institutions: Bank of America, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, N.A.; Societe Generale; Standard Chartered Bank; RBS Citizens, National Association; BNP Paribas; Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Radobank Nederland” New York Branch; Sovereign Bank (Santander Group); Credit Agricole Corporate and Investment Bank; Keybank National Association; Toronto Dominion (New York); RZB Finance LLC; Royal Bank of Canada; Raymond James Bank, FSB; Barclays Bank plc; Webster Bank, National Association; Natixis, New York Branch; DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main; Branch Banking & Trust Company; and Sumitomo Mitsui Banking Corporation.

The Credit Agreement is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure

On May 18, 2010, Global Partners LP (the “Partnership”) issued a press release announcing that it has entered into a new four-year, $950 million senior secured credit facility with an expanded bank group. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1

Amended and Restated Credit Agreement, dated as of May 14, 2010, among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents and Banc of America Securities LLC and JP Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers

10.2	Letter Agreement for 2010 Shared Services Fee Structure, dated as of May 12, 2010 between Global Companies LLC and Alliance Energy LLC

10.3	First Amendment to Second Amended and Restated Terminal Storage Rental and Throughput Agreement, dated May 12, 2010 among Global Petroleum Corp., Global Companies LLC and Global Montello Group Corp.

99.1	Press Release dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: May 18, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of May 14, 2010, among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents and Banc of America Securities LLC and JP Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers

10.2	Letter Agreement for 2010 Shared Services Fee Structure, dated as of May 12, 2010 between Global Companies LLC and Alliance Energy LLC

10.3	First Amendment to Second Amended and Restated Terminal Storage Rental and Throughput Agreement, dated May 12, 2010 among Global Petroleum Corp., Global Companies LLC and Global Montello Group Corp.

99.1	Press Release dated May 18, 2010